Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q1 2023 Earnings

Oklahoma City, April 27, 2023 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter ended March 31, 2023.  “We are pleased to once again report both record quarterly profits and EPS.  In these uncertain times, it is worth also highlighting that our long-term, broad based deposit relationships, combined with our debt-free and liquid balance sheet continue to be a source of strength and stability for our company.  Additionally, we are pleased to note that we continue to prudently manage our asset and liability mix, as evidenced by both the maintenance of our historical net interest margin and the minimal AOCI adjustment on our securities portfolio. We are well positioned to continue navigating the current macro-economic environment, and are thankful to be located in the most dynamic geographic area of our country,” said Thomas L. Travis, President and CEO of the Company.

For the three months ended March 31, 2023 compared to the three months ended March 31, 2022:

-	Net income of $9.6 million compared to $6.2 million, an increase of 55.37%
-	Earnings per share of $1.04 compared to $0.67, an increase of 54.22%
-	Total assets of $1.7 billion compared to $1.4 billion, an increase of 16.84%
-	Total loans of $1.3 billion compared to $1.1 billion, an increase of 20.49%
-	PPE of $13.0 million compared to $8.5 million, an increase of 53.96%
-	Total interest income of $27.4 million compared to $14.9 million, an increase of 83.45%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On March 31, 2023, the Bank’s Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 9.47%, 11.33%, and 12.49%, respectively.  On March 31, 2023, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 9.47%, 11.33%, and 12.48%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Bank7 Corp.
Consolidated Balance Sheets

Assets	March 31, 2023 (unaudited)	December 31, 2022

Cash and due from banks	$177,389	$109,115
Interest-bearing time deposits in other banks	4,976	5,474
Available-for-sale debt securities	172,969	173,165
Loans, net of allowance for credit losses of $15,452 and $14,734
at March 31, 2022 and December 31, 2022, respectively	1,263,911	1,255,722
Premises and equipment, net	13,075	13,106
Nonmarketable equity securities	1,215	1,209
Core deposit intangibles	1,260	1,336
Goodwill	8,458	8,603
Interest receivable and other assets	17,286	16,439

Total assets	$1,660,539	$1,584,169

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$424,455	$439,409
Interest-bearing	1,067,104	989,891

Total deposits	1,491,559	1,429,300

Income taxes payable	4,246	1,054
Interest payable and other liabilities	10,905	9,715

Total liabilities	1,506,710	1,440,069

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,151,977 and 9,131,973 at March 31, 2023 and December 31, 2022 respectively	92	91

Additional paid-in capital	95,842	95,263
Retained earnings	65,442	58,049
Accumulated other comprehensive income (loss)	(7,547)	(9,303)

Total shareholders’ equity	153,829	144,100

Total liabilities and shareholders’ equity	$1,660,539	$1,584,169

	Three months ended March 31,
	2023 (unaudited)	2022
Interest Income
Loans, including fees	$25,352	$14,377
Interest-bearing time deposits in other banks	49	16
Debt securities, taxable	706	364
Debt securities, tax-exempt	87	98
Other interest and dividend income	1,186	70

Total interest income	27,380	14,925

Interest Expense
Deposits	7,374	717

Total interest expense	7,374	717

Net Interest Income	20,006	14,208

Provision for Credit Losses	475	276

Net Interest Income After Provision for Credit Losses	19,531	13,932

Noninterest Income
Secondary market income	54	166
Loss on sales, prepayments, and calls of available-for-sale debt securities	(1)	(127)
Service charges on deposit accounts	235	249
Other	384	387

Total noninterest income	672	675

Noninterest Expense
Salaries and employee benefits	4,680	4,026
Furniture and equipment	249	358
Occupancy	719	551
Data and item processing	386	387
Accounting, marketing and legal fees	298	233
Regulatory assessments	394	196
Advertsing and public relations	148	110
Travel, lodging and entertainment	61	48
Other	714	511

Total noninterest expense	7,649	6,420

Income Before Taxes	12,554	8,187
Income tax expense	2,947	2,003
Net Income	$9,607	$6,184

Earnings per common share - basic	$1.05	$0.68
Earnings per common share - diluted	1.04	0.67
Weighted average common shares outstanding - basic	9,146,932	9,088,975
Weighted average common shares outstanding - diluted	9,264,247	9,182,055

Other Comprehensive Income (Loss)
Unrealized gains(losses) on securities, net of tax benefit of $554 and $1.5 million for the three months ended March 31, 2023 and 2022, respectively	$1,755	$(3,995)
Reclassification adjustment for realized (gain)loss included in net income, net of tax of $0 and $17 for the three months ended March 31, 2023 and 2022, respectively	1	(144)
Other comprehensive income (loss)	$1,756	$(4,139)
Comprehensive Income	$11,363	$2,045

	For the Three Months Ended March 31,
	2023 (unaudited)			2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$134,650	$1,235	3.72%	$187,672	$86	0.19%
Debt securities, taxable-equivalent	153,533	706	1.86	87,886	364	1.68
Debt securities, tax exempt	20,318	87	1.74	23,969	98	1.66
Loans held for sale	43	-	-	487	-	-
Total loans(1)	1,271,081	25,352	8.09	1,003,890	14,377	5.81
Total interest-earning assets	1,579,625	27,380	7.03	1,303,904	14,925	4.64
Noninterest-earning assets	23,542			24,342
Total assets	$1,603,167			$1,328,246

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$803,618	5,753	2.90%	$636,446	458	0.29%
Time deposits	213,760	1,621	3.08	169,602	259	0.62
Total interest-bearing deposits	1,017,378	7,374	2.94	806,048	717	0.36
Total interest-bearing liabilities	$1,017,378	7,374	2.94	$806,048	717	0.36

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$425,640			$385,664
Other noninterest-bearing liabilities	11,131			6,301
Total noninterest-bearing liabilities	436,771			391,965
Shareholders' equity	149,018			130,233
Total liabilities and shareholders' equity	$1,603,167			$1,328,246

Net interest income		$20,006			$14,208
Net interest spread			4.10%			4.40%
Net interest margin			5.14%			4.42%
(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its first quarter results, which will be broadcast live over the Internet, on Thursday, April 27, 2023 at 9:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/N5ykqV9m4GE. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/N5ykqV9m4GE shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600